News Announcement

DIGITAL CINEMA DESTINATIONS CORP. (DIGIPLEX) COMPLETES ACQUISITION OF CONNECTICUT-BASED LISBON LANDING CINEMA 12 THEATER

- Company Also Secures $10 Million Senior Secured Loan Agreement from Northlight -

WESTFIELD, New Jersey and LISBON, Connecticut (October 2, 2012) - Digital Cinema Destinations Corp.  (NasdaqCM: DCIN), a fast-growing motion picture exhibitor dedicated to transforming movie theaters into digital entertainment centers, today announced that it has completed its purchase of the state-of-the-art, fully digital Lisbon Landing Cinema 12 in Lisbon, CT, as described more fully in the Company’s press release issued July 9, 2012.  This acquisition expands Digiplex’s footprint to 9 cinemas and 85 screens.  Digiplex also announced that it received a five-year, $10 million senior secured term loan from Northlight Trust I.  The loan proceeds were used to fund the Lisbon acquisition, to pay Barco, Inc. for digital projection systems previously installed in 48 Digiplex auditoriums in Pennsylvania, for fees and expenses associated with the loan, and to provide working capital.

Digiplex Chairman and CEO Bud Mayo stated, “Today’s news is consistent with our goal of adding highly successful regional theaters to Digiplex’s theatrical circuit as we continue to further expand our geographical reach into a majority of the country’s top 100 DMAs, eventually reaching a target of approximately 1000 screens.  Since April, Digiplex has more than quadrupled its screen count and the Company intends to continue its rapid growth in the coming year.  As with other acquisitions, we will bring a wealth of alternative programming to the Lisbon facility, utilize our social media outreach expertise to forge an interactive relationship and dialog with local customers and potential patrons, while also benefiting from adding these well-attended screens to our minimum guarantee advertising agreement with NCM.  Additionally, we are also pleased to forge the new financing arrangement with Northlight, and are grateful for their long-term commitment to Digiplex and its growth strategy.”

Disclosure Regarding Forward-Looking Statements
This press release and other written or oral statements made by or on behalf of Digital Cinemas Destination Corp. may contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Risk factors are disclosed in our Form 10-K under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

About Digital Cinema Destinations Corporation (www.digiplexdest.com)
Digital Cinema Destinations Corp. (NasdaqCM: DCIN) (Digiplex) is dedicated to transforming its movie theaters into interactive entertainment centers. The Company provides consumers with uniquely satisfying experiences, combining state-of-the-art digital technology with engaging, dynamic content that far transcends traditional cinematic fare. The Company's customers enjoy live sports events, concerts, conferences, operas, videogames, auctions, fashion shows and, on an ongoing basis, the very best major motion pictures. Digiplex operates nine cinemas and 85 screens in PA, NJ and CT.  You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.  Digiplex is also participating in DigiNext, a unique, specialty content joint venture (with Nehst) featuring curated content from festivals around the world.  DigiNext releases typically include innovative live Q&A sessions between the audience and cast members.

Contacts:
Bud Mayo, Chairman/CEO	Robert Rinderman or Jennifer Neuman
Digital Cinema Destinations Corp.	JCIR
908/396-1362 or bmayo@digiplexdest.com	212/835-8500 or DCIN@jcir.com

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